UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

SEEBEYOND TECHNOLOGY CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid: $[ ]
(2)	Form, Schedule or Registration Statement No.: Schedule 14A
(3)	Filing Party: SeeBeyond Technology Corporation
(4)	Date Filed:

Safe Harbor

This filing contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the expected closing of the acquisition. Such statements are just predictions and involve risks and uncertainties such that actual results and performance may differ materially. Factors that might cause such a difference include the failure to receive regulatory approval and approval from SeeBeyond’s stockholders for the acquisition or to conclude the litigation that has been brought in connection with the acquisition.

Additional Information and Where to Find It

SeeBeyond has filed a proxy statement in connection with the proposed merger. The definitive proxy statement has been mailed to SeeBeyond stockholders. SeeBeyond stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the merger and SeeBeyond. Investors and security holders may obtain free copies of these documents when they are available – and other documents filed with the Securities and Exchange Commission (the “SEC”) – at the SEC Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SeeBeyond by going to the SeeBeyond Investor Relations page on its corporate Web site at www.seebeyond.com.

In addition, SeeBeyond and its officers and directors may be deemed to be participants in the solicitation of proxies from SeeBeyond’s stockholders with respect to the acquisition. A description of any interests that SeeBeyond’s executive officers and directors have in the acquisition is available in the proxy statement.

The following was e-mailed to SeeBeyond Technology employees on August 1, 2005:

As Jim mentioned in the Summit Meeting on June 29, SeeBeyond and Sun have put together a joint integration team with representatives from both organizations. We had our first meeting last week in Santa Clara and we are in the process of now developing transition plans to merge the 2 organizations into 1 following the close of the transaction. Last week exceeded everyone’s expectations and was extremely productive. Now the real work of preparation begins. The overriding planning theme is to develop the synergy between our organizations that demonstrates that 1 + 1 = 5. We will keep you posted with updates on the progress when they are available.

Sun announced 4th Quarter Earnings last week. If you would be interested in reviewing, please click on the following link:

http://www.sun.com/smi/Press/sunflash/2005-07/sunflash.20050726.1.html